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                                                                    EXHIBIT 23.1

                CONSENT ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Rainmaker Systems, Inc. of our report dated January 18, 2001, with respect to the financial statements and schedule of Rainmaker Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


San Jose, California
June 12, 2001